                           1999 SETTLEMENT AGREEMENT
                                    Between
                    UNITED STEELWORKERS OF AMERICA, AFL-CIO
                          On behalf of its Local 2354
                                      And
                             BarTech, RESI, and RTI


         WHEREAS, on August 2, 1998, Bar Technologies Inc. ("BarTech") and RES Acquisition Corporation entered into the 1998 Settlement Agreement, which included the Master Labor Agreement (the "Master Agreement") and the plant-specific agreements, setting forth the obligations of BarTech and Republic Engineered Steels, Inc. ("RESI") at all of their USWA-represented facilities (such agreements, collectively with the benefit agreements entered into in connection therewith, the "1998 BLA"); and

         WHEREAS, Republic Technologies International, LLC ("RTI") wishes to adopt the 1998 BLA for all USWA-represented facilities other than those of Canadian Drawn Steel Company, which will be covered by a separate collective bargaining agreement; and

         WHEREAS, pursuant to a Master Restructuring Agreement (the "MRA"), affiliates of Blackstone Management Partners L.P. ("Blackstone"), USX Corporation ("USX") and Kobe Steel, Ltd. ("Kobe") propose to combine the bar steel businesses of BarTech, RESI and USS/Kobe Steel Company (other than its tubular steel business to be separately held) ("USS/Kobe") into RTI, a newly-formed entity to be controlled by BarTech, in a transaction expected to be consummated in the third calendar quarter of 1999 (the "Transaction"); and

         WHEREAS, in the event that the Transaction is completed, the combined RTI entity would own the following plants represented by the United Steelworkers of America (the "USWA" or "Union"): from BarTech, the plants in Johnstown, Pennsylvania, and Lackawanna, New York; from BarTech's subsidiaries Bliss & Laughlin Steel Company and Canadian Drawn Steel Company, the plants in Harvey, Illinois, and Hamilton, Ontario (Canada) respectively; from RESI, Massillon Cold Finish, Massillon Hot Roll, Special Metals (Massillon), all in Massillon, Ohio, and Canton Eighth Street in Canton, Ohio, the plant in Chicago, Illinois, the cold-

Settlement Agreement USWA Local 2354 July 7, 1999                             1
finished plants in Beaver Falls, Pennsylvania, Willimantic, Connecticut, Seventh Avenue and Dunes Highway, both in Gary, Indiana, and a stainless plant in Baltimore, Maryland; and from USS/Kobe, the plant in Lorain, Ohio. In addition, RTI would own B&L's cold-finished plant in Cartersville, Georgia (non-union); and

         WHEREAS, if the Transaction is consummated, RTI anticipates permanently closing one of the existing two blast furnaces, shutting down the billet caster operation, investing capital in the billet yard and rolling facilities resulting in headcount reductions, consolidating administrative and support functions at the corporate headquarters, and building a new processing center in Ohio to be manned by USWA represented employees. Overall, a decline in the net hourly headcount of about 575 is expected during the three (3) years of transition/consolidation after the consummation of the Transaction; and

         WHEREAS, the Union has emphasized its objectives of, among other things, providing a decent and humane set of retirement options for employees affected by headcount reductions, and assuring that any RTI transaction preserves as many bargaining units jobs as possible; and

         WHEREAS, BarTech, RESI, USX and Kobe have endeavored to satisfy such objectives on the terms described herein and have indicated that they will not close the Transaction unless this Settlement Agreement has first been enter into by the Union and unless the Master Agreement and Lorain Plant Specific-Agreement (as defined below) have first been ratified by the Union's members at USS/Kobe's Lorain, Ohio facilities affected thereby; the effectiveness of this Settlement Agreement being conditional upon the closing of the Transaction for those employees currently employed by USS/Kobe in its bar steel business; and

         NOW THEREFORE IT IS AGREED that:

         The parties to this Settlement Agreement shall be BarTech, RESI, RTI, and the Union. This Settlement Agreement adopts the 1998 BLA with respect to the USWA-represented facilities of BarTech and RESI to be transferred to RTI pursuant to the MRA and adopts the Master Agreement and the Lorain Plant-Specific Agreement with respect to Union employees of USS/Kobe in its bar steel business. This Settlement Agreement, the 1998 BLA (with respect to RTI) and the Lorain Plant-Specific Agreement shall only become effective upon the closing of the Transaction.


Settlement Agreement USWA Local 2354 July 7, 1999                             2

The parties enter into this Settlement Agreement as of July 7, 1999.


I.       Bargaining Structure/Single Agreement/Expiration Date

A. RTI shall be obligated to the Union under the 1998 BLA applicable to all USWA-represented facilities of RTI other than Canadian Drawn Steel which shall be covered by a separate collective bargaining agreement which shall be coterminous with the agreement covering the other plants. The 1998 BLA shall address certain subjects on a "Master Agreement" basis and other issues on the basis of the former corporate identity of the plants in question or a plant-specific basis (hereinafter "Plant-Specific Agreement").

         The current labor agreement (exclusive of their benefits agreements) between USS/Kobe and the Union ("Predecessor Labor Agreement" or "PLA") shall be replaced by the Master and the Plant-Specific Agreement as well as this Settlement Agreement.

         The benefits agreements associated with the PLA shall continue in effect until merged or harmonized together pursuant to the RTI benefits agreements to be adopted by the parties in accordance with this Settlement Agreement and the Master and Plant-Specific Agreement.

         The formerly separate USS/Kobe Office & Technical bargaining unit under the PLA shall remain in a single RTI bargaining unit. The termination date previously established by the PLA shall be amended and extended to give the BLA a termination date of October 31, 2003.

         Wherever this Settlement Agreement sets forth an understanding not described as plant-specific, such understanding shall be included in the Master portions of the 1998 BLA. Any language in the Plant-Specific Agreement which conflicts with the Master portion of the 1998 BLA shall displace the Master provisions of the 1998 BLA.

B. In the negotiation of a successor agreement to the 1998 BLA, bargaining shall begin with plant-level representatives negotiating over the topics covered in the agreement on plant-specific issues. After an appropriate interval of such


Settlement Agreement USWA Local 2354 July 7, 1999                             3
         bargaining, Master bargaining shall commence, and all issues still unresolved in the plant-specific bargaining shall be referred to the Master bargaining for resolution.


II.      RTI Profit Sharing Plan

         RTI bargaining unit employees who were formerly employed by USS/Kobe shall be included in the RTI Profit Sharing Plan and for purposes of distribution shall be included in the BarTech Pool as set forth in the 1998 Settlement Agreement.


III.     RTI Pension Program (As Defined in Pension Term Sheet)

A. The benefits described below will be applicable to former USS/KOBE employees employed by USS/KOBE immediately prior to the effective date of this Agreement, through the adoption of Pension Agreements containing provisions identical to those in the current USS/KOBE Pension Agreement except as modified below.

B. The regular monthly pension benefit shall be the greater of (1) or (2) multiplied by all years of continuous service both before and after the Transaction Date (including all years of service recognized under the present USS/KOBE Pension Agreement):

         1.       $35.00 ($46.00 for retirements on and after May 1, 2003)

         2.       The snapshot Benefit.

         The Snapshot Benefit for each participant equals the benefit under the percent pension formula, calculated as of the Transaction Date, divided by the participant's years of continuous service as of the Transaction Date.

C. For employees retiring after age 55 with at least 30 years of service, the 30-Year Minimum Benefit will be available.

Settlement Agreement USWA Local 2354 July 7, 1999                             4

D. For 30-year retirements, the Increased Pension shall be the current $400/$1,500 benefit payment until eligible for 80% of full Social Security Benefit. For employees who retire under this provision during the term of this BLA, the Company shall waive the earnings offset during their retirement period.

E. The Early Retirement Buyout benefit provisions under the current RESI Pension Agreement shall be applicable with the reduced pension benefit calculated under Paragraph B above.

F. Modify the Increased Pension provisions for Permanent Incapacity, 70/80 and Rule-of-65 Retirements to provide for continuation of payments until eligible for 80% of full Social Security Benefits.

G. Change the Automatic Five-year Term Certain to provide the benefit in the event of a death prior to retirement if the participant was eligible for immediate retirement.

H. Eliminate the charge for Pre-Retirement Survivor Annuity Coverage in the same manner as RESI under the RTI Plan.

I. Modify the Automatic 50% Spouse Option to provide for benefit payments to pop-up in the event of the death of the spouse before the participant or in the event of a divorce. This option shall be made cost neutral to the Plan by mutually agreed to actuarial assumptions.

J. Modify the Surviving Spouse's Benefit provisions so they are the same as those under the current RESI Pension Agreement.

K. Include appropriate provisions regarding crediting of continuous service and the calculation of benefits (including any offsets) for employees who transfer between RTI and USS/KOBE after the Transaction Date.

L. Under the Rule of 65 Retirement, the parties have agreed to include the former USS/Kobe Plant in Group II for purpose of Suitable Long Term Agreement (SLTE) as set forth in the 1998 Settlement Agreement.

Settlement Agreement USWA Local 2354 July 7, 1999                             5

M. The Pension Agreement will remain in effect for five (5) months after the termination of the BLA.

IV       Lorain Economic Modifications
The Lorain Plant Specific Agreement shall provide for the following Economic provisions for the former USS/Kobe bar and steelmaking facilities:

A.       Wages

1.       Roll-up and Harmonization Schedule:

Current USS/Kobe                  New                             Effective Date
Classifications               Labor Grade                         Of Agreement         3/1/00      11/1/01     11/1/02
-----------------------------------------------------------------------------------------------------------------------
          1-8                      1              Standard Bi-           1292           1368        1388         1408
                                                Weekly Wage Scale
                                                 Equiv. Hr. Rate        16.15           17.10       17.35       17.60
      9 and above                  2              Standard Bi-           1372           1448        1468         1488
                                                Weekly Wage Scale
                                                 Equiv. Hr. Rate        17.15           18.10       18.35       18.60

2. Signing Bonus for all employees accruing continuous service on the effective date of this Agreement:
         $1,000 (Paid within 30 days from the effective Date of this Agreement)

3. Shift Premium - Harmonize to RTI October 31, 2003.

4. Sunday Premium - Harmonized to RTI January 1, 2003.

B. Sickness & Accident - Harmonize to RTI, January 1, 2001.

                             RTI S&A Weekly
Insurance Classification        Benefit
------------------------     --------------
Labor Grade 1                   $285
Labor Grade 2                   $298



Settlement Agreement USWA Local 2354 July 7, 1999                             6

C. Life Insurance - Harmonize to RTI, January 1, 2001.

Insurance Classification        RTI Life Insurance
------------------------        ------------------
Labor Grade 1                       $16,500
Labor Grade 2                       $17,000
Employee 15+ yrs.                   $50,000

*Grandfather current employees under 15 years service at $20,000.


V.       Early Retirement Buyout Package ("ERB") and Voluntary Severance
         Plan ("VSP")

A. The Company and Union agree that a significant reduction in the manning level at the former USS/Kobe facility is essential to enable RTI to become competitive and thereby improve job security. In order to lessen the impact on employees, the parties have agreed to include former USS/Kobe RTI employees in the ERB and VSP programs set forth in the 1998 Settlement Agreement.

     The Company's business plan calls for a reduction in the net number of bargaining unit jobs at former USS/Kobe Bar and Steelmaking facilities by approximately five hundred and seventy-five (575) during the approximately three (3) years of the transition/consolidation. This net reduction in bargaining unit jobs will be accomplished through the shutdown of plant(s) (or departments or subdivisions thereof), capital investments and productivity improvements due to work rule and job classification improvements.

B. RTI Office & Technical bargaining unit employees who were formerly employed by USS/KOBE shall participate in the Early Retirement Buyout Package (ERB) and Voluntary Severance Program (VSP) as set forth in the 1998 Settlement Agreement and the "Adaptation and Interpretation of ERB" letters from Thomas N. Tyrrell to David R. McCall dated July 1, 1999.

C.   The first one hundred (100) ERB's offered at the former USS/KOBE facility


Settlement Agreement USWA Local 2354 July 7, 1999                             7

     (Bar, Steelmaking, and Tube) shall be offered to Lorain employees at RTI (Bar and Steelmaking) and USS/KOBE (Tube) on a combined plant-wide continuous service basis. Thereafter, ERB's offered by RTI will be made available only to RTI employees.

VI       The parties hereby adopt the following:
         A.       The Master Agreement set forth in Appendix A

         B. The Lorain Office & Technical Plant Specific Agreement set forth in Appendix B


VII.     Termination
         The termination date of the new agreement shall be October 31, 2003. The termination date of the benefits agreements shall be extended to expire on February 28, 2004.

         Executed this _____ day of July, 1999.

REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
By:  Republic Technologies International Holdings, LLC, its Managing Member
By:  Bar Technologies Inc., its Managing Member


------------------------------------------
Name:  Thomas N. Tyrrell
Title:   CEO, Bar Technologies Inc.


United Steelworkers of America AFL-CIO

----------------------------------

----------------------------------

----------------------------------


Settlement Agreement USWA Local 2354 July 7, 1999                             8

                           1999 SETTLEMENT AGREEMENT
                                    Between
                    UNITED STEELWORKERS OF AMERICA, AFL-CIO
                          On behalf of its Local 1104
                                      And
                             BarTech, RESI and RTI


         WHEREAS, on August 2, 1998, Bar Technologies Inc. ("BarTech") and RES Acquisition Corporation entered into the 1998 Settlement Agreement, which included the Master Labor Agreement (the "Master Agreement") and the plant-specific agreements, setting forth the obligations of BarTech and Republic Engineered Steels, Inc. ("RESI") at all of their USWA-represented facilities (such agreements, collectively with the benefit agreements entered into in connection therewith, the "1998 BLA"); and

         WHEREAS, Republic Technologies International, LLC ("RTI") wishes to adopt the 1998 BLA for all USWA-represented facilities other than those of Canadian Drawn Steel Company, which will be covered by a separate collective bargaining agreement; and

         WHEREAS, pursuant to a Master Restructuring Agreement (the "MRA"), affiliates of Blackstone Management Partners L.P. ("Blackstone"), USX Corporation ("USX") and Kobe Steel, Ltd. ("Kobe") propose to combine the bar steel businesses of BarTech, RESI and USS/Kobe Steel Company (other than its tubular steel business to be separately held) ("USS/Kobe") into RTI, a newly-formed entity to be controlled by BarTech, in a transaction expected to be consummated in the third calendar quarter of 1999 (the "Transaction"); and

         WHEREAS, in the event that the Transaction is completed, the combined RTI entity would own the following plants represented by the United Steelworkers of America (the "USWA" or "Union"): from BarTech, the plants in Johnstown, Pennsylvania, and Lackawanna, New York; from BarTech's subsidiaries Bliss & Laughlin Steel Company and Canadian Drawn Steel Company, the plants in Harvey, Illinois, and Hamilton, Ontario (Canada) respectively; from RESI, Massillon Cold Finish, Massillon Hot Roll, Special Metals (Massillon), all in Massillon, Ohio, and

Settlement Agreement USWA Local 1104 July 7, 1999                             1

Canton Eighth Street in Canton, Ohio, the plant in Chicago, Illinois, the cold-finished plants in Beaver Falls, Pennsylvania, Willimantic, Connecticut, Seventh Avenue and Dunes Highway, both in Gary, Indiana, and a stainless plant in Baltimore, Maryland; and from USS/Kobe, the plant in Lorain, Ohio. In addition, RTI would own B&L's cold-finished plant in Cartersville, Georgia (non-union); and

         WHEREAS, if the Transaction is consummated, RTI anticipates permanently closing one of the existing two blast furnaces, shutting down the billet caster operation, investing capital in the billet yard and rolling facilities resulting in headcount reductions, consolidating administrative and support functions at the corporate headquarters, and building a new processing center in Ohio to be manned by USWA represented employees. Overall, a decline in the net hourly headcount of about 575 is expected during the three (3) years of transition/consolidation after the consummation of the Transaction; and

         WHEREAS, the Union has emphasized its objectives of, among other things, providing a decent and humane set of retirement options for employees affected by headcount reductions, and assuring that any RTI transaction preserves as many bargaining units jobs as possible; and

         WHEREAS, BarTech, RESI, USX and Kobe have endeavored to satisfy such objectives on the terms described herein and have indicated that they will not close the Transaction unless this Settlement Agreement has first been enter into by the Union and unless the Master Agreement and Lorain Plant Specific-Agreement (as defined below) have first been ratified by the Union's members at USS/Kobe's Lorain, Ohio facilities affected thereby; the effectiveness of this Settlement Agreement being conditional upon the closing of the Transaction for those employees currently employed by USS/Kobe in its bar steel business; and

         NOW THEREFORE IT IS AGREED that:

         The parties to this Settlement Agreement shall be BarTech, RESI, RTI, and the Union. This Settlement Agreement adopts the 1998 BLA with respect to the USWA-represented facilities of BarTech and RESI to be transferred to RTI pursuant to the MRA and adopts the Master Agreement and the Lorain Plant-Specific Agreement with respect to Union employees of USS/Kobe in its bar steel business. This


Settlement Agreement USWA Local 1104 July 7, 1999                             2

Settlement Agreement, the 1998 BLA (with respect to RTI) and the Lorain Plant-Specific Agreement shall only become effective upon the closing of the Transaction. The parties enter into this Settlement Agreement as of July 7, 1999.


I.       Bargaining Structure/Single Agreement/Expiration Date

A. RTI shall be obligated to the Union under the 1998 BLA applicable to all USWA-represented facilities of RTI other than Canadian Drawn Steel which shall be covered by a separate collective bargaining agreement which shall be coterminous with the agreement covering the other plants. The 1998 BLA shall address certain subjects on a "Master Agreement" basis and other issues on the basis of the former corporate identity of the plants in question or a plant-specific basis (hereinafter "Plant-Specific Agreement").

         The current labor agreement (exclusive of their benefits agreements) between USS/Kobe and the Union ("Predecessor Labor Agreement" or "PLA") shall be replaced by the Master and the Lorain Plant-Specific Agreement as well as this Settlement Agreement upon the closing of the Transaction.

         The benefits agreements associated with the PLA shall continue in effect until merged or harmonized together pursuant to the RTI benefits agreements to be adopted by the parties in accordance with this Settlement Agreement and the Master and Plant-Specific Agreement.

         The formerly separate USS/Kobe bargaining unit under the PLA shall be merged into the single RTI bargaining unit. The termination date previously established by the PLA shall be amended and extended to give the BLA a termination date of October 31, 2003.

         Wherever this Settlement Agreement sets forth an understanding not described as plant-specific, such understanding shall be included in the Master portions of the 1998 BLA. Any language in the Plant-Specific Agreement which conflicts with the Master portion of the 1998 BLA shall displace the Master provisions of the 1998 BLA.

Settlement Agreement USWA Local 1104 July 7, 1999                             3

B. In the negotiation of a successor agreement to the 1998 BLA, bargaining shall begin with plant-level representatives negotiating over the topics covered in the agreement on plant-specific issues. After an appropriate interval of such bargaining, Master bargaining shall commence, and all issues still unresolved in the plant-specific bargaining shall be referred to the Master bargaining for resolution.


II.      RTI Profit Sharing Plan

         RTI bargaining unit employees who were formerly employed by USS/Kobe shall be included in the RTI Profit Sharing Plan and for purposes of distribution shall be included in the BarTech Pool as set forth in the 1998 Settlement Agreement.


III.     RTI Pension Program (As Defined in Pension Term Sheet)

A. The benefits described below will be applicable to former USS/KOBE employees employed by USS/KOBE immediately prior to the effective date of this Agreement, through the adoption of Pension Agreements containing provisions identical to those in the current USS/KOBE Pension Agreement except as modified below.

B. The regular monthly pension benefit shall be the greater of (1) or (2) multiplied by all years of continuous service both before and after the Transaction Date (including all years of service recognized under the present USS/KOBE Pension Agreement):

         1.       $35.00 ($46.00 for retirements on and after May 1, 2003)

         2.       The snapshot Benefit.

         The Snapshot Benefit for each participant equals the benefit under the percent pension formula, calculated as of the Transaction Date, divided by the participant's years of continuous service as of the Transaction Date.

Settlement Agreement USWA Local 1104 July 7, 1999                             4

C. For employees retiring after age 55 with at least 30 years of service, the 30-Year Minimum Benefit will be available.

D. For 30-year retirements, the Increased Pension shall be the current $400/$1,500 benefit payment until eligible for 80% of full Social Security Benefit. For employees who retire under this provision during the term of this BLA, the Company shall waive the earnings offset during their retirement period.

E. The Early Retirement Buyout benefit provisions under the current RESI Pension Agreement shall be applicable with the reduced pension benefit calculated under Paragraph B above.

F. Modify the Increased Pension provisions for Permanent Incapacity, 70/80 and Rule-of-65 Retirements to provide for continuation of payments until eligible for 80% of full Social Security Benefits.

G. Change the Automatic Five-year Term Certain to provide the benefit in the event of a death prior to retirement if the participant was eligible for immediate retirement.

H. Eliminate the charge for Pre-Retirement Survivor Annuity Coverage in the same manner as RESI under the RTI Plan.

I. Modify the Automatic 50% Spouse Option to provide for benefit payments to pop-up in the event of the death of the spouse before the participant or in the event of a divorce. This option shall be made cost neutral to the Plan by mutually agreed to actuarial assumptions.

J. Modify the Surviving Spouse's Benefit provisions so they are the same as those under the current RESI Pension Agreement.

K. Include appropriate provisions regarding crediting of continuous service and the calculation of benefits (including any offsets) for employees who transfer between RTI and USS/KOBE after the Transaction Date.

Settlement Agreement USWA Local 1104 July 7, 1999                             5

L. Under the Rule of 65 Retirement, the parties have agreed to include the former USS/Kobe Plant in Group II for purpose of Suitable Long Term Agreement (SLTE) as set forth in the 1998 Settlement Agreement.

M. The Pension Agreement will remain in effect for five (5) months after the termination of the BLA.


IV.      Lorain Economic Modifications
The Lorain Plant Specific Agreement shall provide for the following Economic provisions for the former USS/Kobe bar and steelmaking facilities:

A.       Wages

1.       Roll-up and Harmonization Schedule:

    Current
   USS/KOBE          New      Effective        Wage         INC            Wage       INC             Wage       INC
Classification   Labor Grade    Date          11/1/00     11/1/00         11/1/01   11/1/01         11/1/02    11/1/02
------------------------------------------------------------------------------------------------------------------------
      1-8              1        13.734             13.98     0.250           14.09     0.106           14.09      0.000
      9-12             2        14.450             14.70     0.250           14.95     0.250           14.98      0.030
     13-16             3        15.166             15.42     0.250           15.67     0.250           16.02      0.354
     17-23             4        16.419             16.67     0.250           16.92     0.250           17.22      0.301
     24-28             5        17.314             17.56     0.250           17.81     0.250           18.56      0.746


2. Lump sum bonuses for all employees accruing continuous service on the effective date of the following payments:

                                            $500 November 1, 2001
                                            $500 November 1, 2002

3. Signing Bonus for all employees accruing continuous service on the effective date of this Agreement:

     $1,000 (Paid within 30 days from the effective Date of this Agreement)

4. Shift Premium - Harmonize to RTI October 31, 2003.


Settlement Agreement USWA Local 1104 July 7, 1999                             6

5. Sunday Premium - Harmonized to RTI January 1, 2003.

6. Plant-wide Incentive Redevelopment letter contained in the Lorain Plant Specific Agreement.


B. Sickness & Accident - Harmonize to RTI, January 1, 2001.

Insurance Classification     RTI S&A Weekly Benefit
------------------------     ----------------------
Labor Grade 1                        $246
Labor Grade 2                        $259
Labor Grade 3                        $272
Labor Grade 4                        $285
Labor Grade 5                        $298

C. Life Insurance - Harmonize to RTI, January 1, 2001.

Insurance Classification        RTI Life Insurance*
------------------------        -------------------
Labor Grade 1                         $15,000
Labor Grade 2                         $15,500
Labor Grade 3                         $16,000
Labor Grade 4                         $16,500
Labor Grade 5                         $17,000
Employee 15+ yrs.                     $50,000

*Grandfather current employees under 15 years service at $20,000.


V.       Early Retirement Buyout Package ("ERB") and Voluntary Severance
         Plan ("VSP")

A. The Company and Union agree that a significant reduction in the manning level at the former USS/Kobe facility is essential to enable RTI to become


Settlement Agreement USWA Local 1104 July 7, 1999                             6
         competitive and thereby improve job security. In order to lessen the impact on employees, the parties have agreed to include former USS/Kobe RTI employees in the ERB and VSP programs set forth in the 1998 Settlement Agreement.

         The Company's business plan calls for a reduction in the net number of bargaining unit jobs at former USS/Kobe Bar and Steelmaking facilities by approximately five hundred and seventy-five (575) during the approximately three (3) years of the transition/consolidation. This net reduction in bargaining unit jobs will be accomplished through the shutdown of plant(s) (or departments or subdivisions thereof), capital investments and productivity improvements due to work rule and job classification improvements.

B. RTI production and maintenance bargaining unit employees who were formerly employed by USS/KOBE shall participate in the Early Retirement Buyout Package (ERB) and Voluntary Severance Program (VSP) as set forth in the 1998 Settlement Agreement and the "Adaptation and Interpretation of ERB" letters from Thomas N.
         Tyrrell to David R. McCall dated July 1, 1999.

C. The first one hundred (100) ERB's offered at the former USS/KOBE facility (Bar, Steelmaking, and Tube) shall be offered to Lorain employees at RTI (Bar and Steelmaking) and USS/KOBE (Tube) on a combined plant-wide continuous service basis. Thereafter, ERB's offered by RTI will be made available only to RTI employees.


VI.      The parties hereby adopt the following:
A.       The Master Agreement set forth in Appendix A

B. The Lorain Production & Maintenance Plant Specific Agreement set forth in Appendix B


VI.      Termination
         The termination date of the new agreement shall be October 31, 2003. The termination date of the benefits agreements shall be extended to expire on

Settlement Agreement USWA Local 1104 July 7, 1999                             8

         February 28, 2004.

         Executed this _____ day of July, 1999.


REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
By:  Republic Technologies International Holdings, LLC, its Managing Member
By:  Bar Technologies Inc., its Managing Member


------------------------------------------
Name:  Thomas N. Tyrrell
Title:   CEO, Bar Technologies Inc.


United Steelworkers of America AFL-CIO


------------------------------------------


------------------------------------------


------------------------------------------


------------------------------------------












Settlement Agreement USWA Local 1104 July 7, 1999                             9